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                                                                    EXHIBIT 99.1


Erin Collopy                                                  Leili Eghbal
General Magic                                              TSI Communications
1 + 408 774-4225                                       1 + 650 635-0200 ext. 207
erin@generalmagic.com                                      leghbal@tsicomm.com

FOR IMMEDIATE RELEASE

                    GENERAL MAGIC SIGNS AGREEMENT WITH IBM TO
                            INTEGRATE VOICE SOLUTIONS

           Agreement integrates General Magic voice applications with
                             IBM voice technologies

     SUNNYVALE, Calif. (August 15, 2000) - General Magic, Inc. (Nasdaq: GMGC), a leading voice application service provider, today announced it has completed an agreement with IBM contemplating the integration of General Magic's open standards VoiceXML-based magicTalk(TM) platform with IBM DirectTalk and IBM WebSphere Voice Server.

     General Magic also announced that IBM's ViaVoice Automated Speech Recognition engine (ASR) is now available to customers of its magicTalk voice solutions. The addition of IBM's ViaVoice ASR offers customers of General Magic's magicTalk platform a choice of first-class speech recognition technologies.

     "General Magic's expertise in delivering sophisticated voice user interfaces integrated with IBM's voice technologies provides the end user with a premier end-to-end voice solution," said Steve Markman, chairman, chief executive officer and president of General Magic. "Our agreement with IBM creates an exciting opportunity for us to provide innovative voice technology solutions and to expand our sales channel."

     "Voice recognition is about to become an integral part of our daily lives and IBM is working with the key players, such as General Magic, to voice enable e-business. With this announcement IBM and General Magic will use

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open standards to plan the delivery and hosting of end-to-end voice solutions for CRM, Internet and telecommunications companies," said W.S. (Ozzie) Osborne, general manager, IBM Voice Systems.

     General Magic and IBM will market and sell voice solutions integrating the two companies technologies. The integration of General Magic's superior magicTalk voice applications and IBM's experience in delivering e-business solutions offers customers a high-quality voice solution.

ABOUT GENERAL MAGIC

General Magic is a voice application service provider dedicated to delivering customized voice applications, hosting, and professional services to leading telecommunications, enterprise and Internet companies. With its award-winning VoiceXML-based magicTalk communications platform and years of experience, General Magic offers the premier voice user interface that combines language, personality, and logic, creating a natural conversation between people and information. General Magic creates value for its customers by building voice solutions that strengthen customer relations, deliver value-added services, and provide access to content anytime, anywhere. General Magic is headquartered in Sunnyvale, California. For additional information about General Magic, visit the company's web site at http://www.generalmagic.com.

                                      # # #

General Magic notes that some of the statements in this press release contain forward-looking statements that involve substantial uncertainties. These include, among others, statements concerning the adequacy of the Company's financial resources to execute its business plan; market acceptance of the Company's technologies and services; the Company's ability to attract, retain and motivate key technical, marketing and management personnel; the ability of the Company to establish and maintain relationships with businesses that have high volume customer interactions, and to establish alliances with companies that offer technology solutions for such businesses; the challenges inherent in the development, delivery and implementation of complex technologies; the ability of the Company's third party technology partners to timely develop, license or support technology necessary to the Company's services; and the Company's

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ability to respond to competitive developments. The forward-looking statements in this press release involve known and unknown risks, uncertainties and other factors that may cause industry trends, or actual results, performance or achievement to be materially different from any future trends, results, performance or achievements expressed or implied by these statements. These and other risks are detailed in General Magic's Registration Statement on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2000.

General Magic and magicTalk are trademarks of General Magic, Inc., which may be registered in some jurisdictions. IBM, DirectTalk, WebSphere and ViaVoice are trademarks or registered trademarks of International Business Machines Corporation in the United States, other countries or both. Other trademarks are owned by their respective companies.


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